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                                                                 Exhibit 12(a)-2

This Amended Promissory Note, and the securities issuable upon the conversion of this Amended Promissory Note, have not been registered under the Securities Act of 1933, as amended (the "Act") or applicable state law and may not be sold, transferred or otherwise disposed of unless registered under the Act and any applicable state act or unless the Company receives an opinion from counsel for the holder and is satisfied that this Amended Promissory Note and the underlying securities may be transferred without registration under the Act.


                             AMENDED PROMISSORY NOTE



$_____________                                     AS OF ___________ __, 2000
                                                             PHOENIX, ARIZONA



FOR VALUE RECEIVED, IPVoice.com, Inc., a Nevada corporation (the "Company"), hereby promises to pay to the order of ____________________, or any subsequent holder of this Amended Promissory Note (the "Payee"), at [address], on or before two (2) years from the date hereof or at such other place as may be designated by the Payee from time to time by notice to the Company, the principal sum of [principal amount], together with simple interest from the date hereof (the "Issuance Date"), payable quarterly, on the unpaid principal amount at an annual rate equal to nine percent (9 %) per annum, or at the option of the Company in its free trading or restricted common stock calculated at a rate equal to eighteen percent (18%) per annum and based on the average of the high and low market prices for one share of stock for the seven (7) trading days immediately preceding the interest payment date; provided however, the Amended Promissory Note may at the option of the Company, be extended for an additional one year term with equal monthly amortization at the rate of 110% of principal plus accrued interest at the Amended Promissory Note rate; or, the Company may at its option extend the term of the Amended Promissory Note for a total of two (2) additional years with equal monthly amortization at the rate of 120% of principal plus accrued interest at the Amended Promissory Note rate, such option to extend the Amended Promissory Note to be exercised by the Company in writing to the Payee at least 60 days prior to its original maturity date.

         1. CONVERSION. Payee may elect to convert, at any time in whole or in part, the principal amount due under the Amended Promissory Note into one share of our restricted common stock for every seven dollars ($7.00) in principal amount of the Amended Promissory Note that Payee converts, by delivering to the Company notice in the form attached hereto as Exhibit A along with this Amended Promissory Note.

         2. SECURITY. This Amended Promissory Note will be secured to the extent described in that certain Agency and Security Agreement between Company, Payee and Collateral Agent dated _________ ___, 2000.

         3. NOTICES. All notices, requests, demands or other communications hereunder shall be in writing and personally addressed or sent by telecopier or by registered or certified
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mail, return receipt requested, postage pre-paid, addressed or telecopied as follows or to such other address or telecopier number of which notice has been given pursuant hereto:

         If to the Company:         IPVoice.com, Inc.
                                    505 North 19th Avenue, Suite 416/417
                                    Phoenix, AZ 85015
                                    Phone:   602-335-1231
                                    Fax:     602-335-1577
                                    Attention:  Barbara S. Will


         Copy to:                   Jennings, Strouss & Salmon
                                    2 North Central, Suite 1600
                                    Phoenix, AZ 85004
                                    Phone: 602-262-5832
                                    Fax: 602-253-3255
                                    Attention: I. Douglas Dunipace, Esq.

to such Payee at the address set forth on the records of the Company. In addition, copies of all such notices or other communications shall be concurrently delivered by the person giving the same to each person who has been identified to the Company by such Payee as a person who is to receive copies of such notices.

         4. GOVERNING LAW. This Amended Promissory Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Nevada, without giving effect to conflict of law principles.

         5. SUCCESSORS AND ASSIGNS. This Amended Promissory Note shall be binding upon and inure to the benefit of the Company and the holder hereof and their respective successors and permitted assigns; provided, however, that the Company may not transfer or assign any of its rights or obligations hereunder without the prior written consent of the holder hereof.

         IN WITNESS WHEREOF, the Company has caused this Amended Promissory Note to be executed by its duly authorized officers as of the date first set forth above.

                                              IPVOICE.COM, INC.


                                              By:
                                                 ------------------------------
                                                 Barbara S. Will, President





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                                    EXHIBIT A
                                    ---------

                                CONVERSION NOTICE


To:      IPVOICE.COM, INC.

         Pursuant to the terms of the Amended Promissory Note, dated as of _______, 2000, between IPVoice.com, Inc. the Payee, Payee does hereby give notice of intention to convert the Amended Promissory Note or that portion of the Amended Promissory Note described below into the number of shares of common stock of IPVoice.com, Inc. calculated as described in the Amended Promissory Note.

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  AMENDED PROMISSORY NOTE                  PRINCIPAL AMOUNT TO BE
  TOTAL PRINCIPAL AMOUNT                          CONVERTED

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         The undersigned requests that certificates for such shares be delivered to and, if the Payee is not converting the entire amount of the Amended Promissory Note, that a new Amended Promissory Note for the remaining principal amount due under the previous Amended Promissory Note, plus accrued and unpaid interest, be executed and delivered to, the undersigned at the address stated below:

Address:
              ------------------------------------------------

              ------------------------------------------------

              ------------------------------------------------

Dated:                                       Signature:
              -------------------, --------            ------------------------
                                             Name:
                                                  ------------------------------
                                             The signature on this Conversion
                                             Notice must correspond exactly to
                                             the name(s) in which the Amended
                                             Promissory Note is recorded in all
                                             particulars


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